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                                                                   Exhibit 10.13

                          MARKETING ALLIANCE AGREEMENT

      This Marketing Alliance Agreement (this "Agreement") is made and dated as of December 1, 1998 between QUINTILES TRANSNATIONAL CORP., a North Carolina corporation ("Quintiles"), and VARIAGENICS, INC., a Delaware corporation ("Variagenics").

      WHEREAS, Quintiles is in the business of providing contract pharmaceutical services, including Clinical Services (as defined below);

      WHEREAS, Variagenics is in the business of providing pharmacogenomic technologies and services, including Variagenics Services, Variagenics Gene Rights and Variagenics Technology (as defined below);

      WHEREAS, the parties desire to establish an alliance to enable the marketing and delivery of Variagenics Services, Variagenics Gene Rights and Variagenics Technology through and on an integrated basis with Quintiles' Clinical Services to Sponsors on the terms and conditions in this Agreement (the "Alliance");

      NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties set forth in this Agreement, Quintiles and Variagenics agree as follows:

      1.    DEFINITIONS.

      As used in this Agreement, the following terms shall have the following meanings:

      "Alliance Agreement" shall mean a written agreement with a Sponsor pursuant to which an Alliance Program is conducted.

      "Alliance Program" shall mean (i) any contract preclinical or clinical research program or other program for a Sponsor for which Quintiles and Variagenics make a proposal hereunder during the conduct of which Variagenics provides Variagenics Services or in which Variagenics

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 406 of the Securities Act.
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or the Sponsor (under license from Variagenics) utilizes Variagenics Gene
Rights, and in which Quintiles provides other services (directly or indirectly) to the Sponsor and (ii) any contract preclinical or clinical research program or other program for a Sponsor for which Quintiles and Variagenics make a proposal hereunder and during the conduct of which Variagenics provides Variagenics Services or in which Variagenics or the Sponsor (under license from Variagenics) utilizes Variagenics Gene Rights, and in which Quintiles does not provide other services (directly or indirectly) to the Sponsor. Alliance Programs will not include drug discovery or gene discovery alliances or other corporate alliances not involving CROs (including Quintiles) in which Variagenics participates.

      "CR0" shall mean a contract research organization.

      "Clinical Services" shall mean clinical trial management, monitoring, data management, biostatistics, medical, regulatory and other related services performed under contract for an entity which is testing a pharmaceutical product for the purpose of obtaining either regulatory approval to conduct human clinical trials or regulatory approval of the sale of such product. Clinical Services does not include (i) basic research and development activities in drug discovery, or (ii) diagnostic laboratory services.

      "Event of Default" shall have the meaning given such term in Section
12(h).

      "Field" shall mean products and services regarding the effects of gene sequence variation on drug action, including pharmacokinetics and pharmacodynamics.

      "Joint Alliance Program" shall mean an Alliance Program described in clause (i) of the definition of Alliance Program.

      "Note" shall have the meaning given such term in Section 12.


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      "Quintiles Technology" shall mean all processes, know-how, trade secrets, analytical methods, procedures, techniques, technical expertise, computer software, algorithms and other intellectual property for use in conducting, monitoring and analyzing data from clinical trials, which are owned or licensed by Quintiles.

      "Senior Debt" shall mean all indebtedness of Variagenics for borrowed money from banks and similar institutional lenders and all liabilities under equipment and real estate lease.

      "Sponsor" shall mean a pharmaceutical, biotechnology or drug development company or similar entity, which contracts for an Alliance Program.

      "Termination Date" shall have the meaning given such term in Section 6.

      "Unilateral Alliance Program" shall mean an Alliance Program described in clause (ii) of the definition of Alliance Program.

      "Variagenics Gene Rights" shall mean all proprietary gene-sequence variances (each, a "Variance") and variance databases (each, a "Variance Database") useful in demonstrating the effect of gene sequence variance on drug action, which are owned or licensed by Variagenics.

      "Variagenics Services" shall mean all services offered or rendered from time to time by Variagenics pursuant to Section 3(c)(ii) and (iii).

      "Variagenics Technology" shall mean (i) all variance discovery technologies, variance detection technologies, proprietary pharmacogenomics algorithms, applications and procedures, useful in demonstrating the effect of gene sequence variance on drug action, which are owned or licensed by Variagenics, and (ii) Variagenics Gene Rights.

      2.    ESTABLISHMENT OF THE ALLIANCE.


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      (a) Purpose of the Alliance. The purpose of the Alliance is to enable the marketing and delivery of Variagenics Services, Variagenics Gene Rights and Variagenics Technology through and on an integrated basis with Quintiles' Clinical Services to Sponsors. The goal of the Alliance is to engage in multiple Alliance Programs, during which Sponsors will use Variagenics Gene Rights and Variagenics Services in clinical development programs performed by Quintiles in order to facilitate development, approval and marketing of such Sponsors' products. Depending on the particular circumstances and requirements of each Alliance Program, Quintiles and Variagenics will make these technologies and services available to Sponsors through (a) Variagenics Services rendered by Variagenics or (b) licensing Variagenics Gene Rights to Sponsors.

      (b) Management of the Alliance.

            (i) Joint Management Committee. Within 30 days following the date of this Agreement, the parties shall form a standing joint management committee (the "Joint Management Committee") which shall (i) manage the Alliance, (ii) generally oversee the performance of the parties under this Agreement; (iii) plan, schedule and coordinate Joint Alliance Programs, (iv) provide continuity for making strategic decisions relating to the Alliance and this Agreement, and
(v) to develop appropriate operating procedures for the Alliance and Affiance Programs. The Joint Management Committee shall be comprised of four members, two of whom shall be appointed by Quintiles and two of whom shall be appointed by Variagenics. The Joint Management Committee shall meet at least quarterly (or less frequently by agreement of its members). The party which appointed a member of the Joint Management Committee may (or shall, in the event of a vacancy) appoint a replacement for such member at any time, in such party's sole discretion, effective upon written notice to the other party.


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            (ii) Project Teams. At the time that each Joint Alliance Program is initiated by Quintiles and Variagenics, the parties will create a project team for such Joint Alliance Program (which may be the same team for one or more programs), which shall coordinate with the Joint Management Committee on matters relating to such Joint Alliance Program. Each party will use its reasonable efforts to afford access to such party's project team by the other party's project team for each Joint Alliance Program, including with respect to participation in internal and Sponsor project team meetings and planning and decision processes, in order to assure optimal project coordination and implementation.

      (c) Relationship of the Parties.

            (i) Quintiles intends that during the term of this Agreement, Quintiles will treat Variagenics as Quintiles' preferred provider of products and services within the Field, on a worldwide basis. Variagenics intends that during the term of this Agreement, Variagenics will treat Quintiles as Variagenics' preferred provider for Clinical Services to Variagenics or Variagenics' clients, on a worldwide basis. Each of the parties intends that during the term of this Agreement the parties will collaborate to provide the parties with significant marketing opportunities under Alliance Programs. For purposes of this Agreement, "preferred provider' means that a party will give first and preferential consideration to the other party when such party intends to market (or make proposals to a prospective Sponsor to provide) Clinical Services in combination with services or technology substantially similar to those of Variagenics, with a view towards fulfilling the purpose of the Alliance as set forth above, subject to the terms and conditions of this Agreement.

            (ii) Each party acknowledges that, in order to properly serve their clients, they must maintain existing third party relationships and continue to develop new third party


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relationships. Therefore, consistent with the provisions hereof, the Alliance and relationship contemplated herein shall not be considered an exclusive relationship, except that until December 31, 2000 (a) Variagenics shall market (or make proposals to a prospective Sponsor to provide) Variagenics Gene Rights or Variagenics Services in the Field in combination with the provision of Clinical Services exclusively with Quintiles and (b) Quintiles shall market (or make proposals to a prospective Sponsor to provide) Clinical Services in combination with rights to gene variances or gene variance databases or provision of services in the Field substantially similar to the Variagenics Services exclusively with Variagenics. The foregoing will not restrict Variagenics from providing products and services in the Field to companies directly, whether such companies conduct clinical trials themselves or with a CRO, nor will it restrict Quintiles from providing contract clinical trial services to any companies, whether such companies obtain services in the Field from another supplier of such services or such companies do work in the Field themselves.

            (iii) Without limiting the foregoing, Variagenics understands that Quintiles may direct services in the Field to other providers, based upon lack of capacity of Variagenics, business conflicts resulting from Variagenics' relationships with developers of competing drugs, the unavailability to Alliance Programs of Variagenics Gene Rights necessary to complete a proposed Alliance Program as a result of a license by Variagenics of such Variagenics Gene Rights to a third party, the unavailability to Variagenics of intellectual property necessary to complete a proposed Alliance Program, Sponsor preferences, and extreme variances in costs.

            (iv) Any complaints regarding a party's utilization of the other party's services shall be referred to the Joint Management Committee. In the event that a Sponsor objects to using either party as a provider of services under an Alliance Program because of an actual or


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potential business conflict between such party and such Sponsor, the matter shall be referred to the Joint Management Committee.

            (v) Except as expressly provided in this Agreement, nothing will constitute either party as agent for the other or give either party the authority to make representations or agreements on behalf of the other, and each party covenants not to make any representations or to take any actions inconsistent with the foregoing. The parties are independent contractors and nothing in this Agreement will be deemed to constitute or create a joint venture, partnership, pooling arrangement, principal and agent arrangement or other formal business entity or fiduciary relationship between the parties.

            (vi) In carrying out its responsibilities under this Agreement, each party agrees that its activities will be conducted in compliance with all applicable laws, rules and regulations, including the U.S. Food, Drug and Cosmetic Act and the regulations promulgated pursuant to such Act, or any equivalent laws, rules or regulations pertaining to jurisdictions in which the activities are conducted. Neither party will engage the services of any person debarred by relevant governmental or regulatory authorities, in connection with activities under this Agreement.

      3.    MARKETING AND ADMINISTRATION OF ALLIANCE PROGRAMS

            (a) Marketing Plan for Alliance Programs. Within 30 days following the date of this Agreement, Quintiles shall use its reasonable efforts to prepare for the parties an initial plan for marketing Alliance Programs under a written marketing plan (a "Marketing Plan"). Quintiles shall consult with Variagenics in preparing a Marketing Plan and it shall be subject to Variagenics' approval, which Variagenics shall not withhold unreasonably. The initial Marketing Plan (and all subsequent Marketing Plans) adopted by the parties shall be executed by the parties


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and become a part of this Agreement. A Marketing Plan adopted by Quintiles and
Variagenics may be modified from time to time by written agreement of the parties. At least annually, the parties will adopt a Marketing Plan for the coming year, and a Marketing Plan shall remain in effect until a subsequent Marketing Plan is adopted by the parties in writing or until the earlier termination of this Agreement. Each Marketing Plan will:

                  (i) identify possible business opportunities for Alliance Programs, including identification and prioritizing of target Sponsors;

                  (ii) set forth the responsibilities of each party with respect to such business opportunities and the development of such business opportunities;

                  (iii) set forth a marketing and sales strategy;

                  (iv) establish a budget;

                  (v) establish minimum commitments of resources by each party in order to assure proper sales force staffing and training, marketing material development, conference presentation and public relations, target Sponsor identification and prioritization, and sales call strategy development and implementation (which shall include at least two FTE's from Quintiles and one FTE from Variagenics); and

                  (vi) require that any marketing materials for prospective Alliance Programs used repetitively by either party relating to the conduct of clinical trials involving the Field will be approved by both parties and will include the names and logos of both parties and state that Quintiles will provide Clinical Services and that Variagenics will provide Variagenics Services and Variagenics Gene Rights.

            (b) Procedure for Proposals to Sponsors for Alliance Programs.


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                  (i) Quintiles will coordinate the marketing of Alliance
Programs, including the marketing of Variagenics Technologies and Variagenics Services directly to Sponsors, as part of Quintiles' portfolio of Clinical Services, and Variagenics will provide its technologies and services and commit its capacity to Alliance Programs, all subject to the terms and conditions of this Agreement. Quintiles will coordinate proposals for Alliance Programs and lead negotiations with Sponsors for corresponding Alliance Agreements. Such Alliance Agreements shall be between Quintiles and the Sponsors, unless otherwise agreed by Quintiles, except that licenses for Variagenics Gene Rights will be between Variagenics and the Sponsor.

                  (ii) Within 30 days following the date of this Agreement, Quintiles shall use its reasonable efforts to prepare for the parties a formal, written process for preparing and presenting proposals to Sponsors for Alliance Programs (a "Proposal Plan"), which the parties agree will be established consistent with existing and future processes in place at Quintiles. Quintiles shall consult with Variagenics in preparing a Proposal Plan and it shall be subject to Variagenics' approval, which Variagenics shall not withhold unreasonably. The initial Proposal Plan (and all subsequent Proposal Plans) adopted by the parties shall be executed by the parties and become a part of this Agreement. A Proposal Plan adopted by Quintiles and Variagenics may be modified from time to time by written agreement of the parties.

                  (iii) Set forth on Exhibit A are "per unit" prices for certain non-exclusive licenses and services, which the parties agree shall be minimum prices applicable to Alliance Programs. Also set forth on Exhibit A is a description of the payment terms, including timing of payments by Sponsors, which the parties agree shall be applicable to Alliance Programs. All information set forth on Exhibit A is collectively referred to in this Agreement as the "Pricing Schedule." At least annually, the parties will review the Pricing Schedule to consider whether


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adjustments are necessary to reflect market conditions. The Pricing Schedule may be modified from time to time by written agreement of the parties. The Pricing Schedule shall remain in effect until modified by the parties or until the earlier termination of this Agreement.

                  (iv) Whenever Quintiles identifies an opportunity for an Alliance Program, which in Quintiles' reasonable judgment should be pursued, Quintiles shall notify Variagenics of a proposed Alliance Program. Promptly following such notification, the parties agree to cooperate in good faith to establish a proposal for presentation to the respective Sponsor. Quintiles shall consult with Variagenics in preparing such proposal and it shall be subject to Variagenics' approval, which Variagenics shall not withhold unreasonably. Specifically, Variagenics agrees that it will not withhold its approval on a proposal as to pricing the Alliance Program, so long as the terms of the Alliance Program meet or exceed the terms set forth on the Pricing Schedule. A proposal as finally adopted by Quintiles and Variagenics may be modified from time to time by written agreement of the parties.

                  (v) The parties acknowledge and agree that they contemplate that Variagenics will participate at the request of Quintiles in a proposed Alliance Program, for which the Applicable Percentage for Advances under Section 12 is 80%, unless Variagenics is restricted from doing so due to contractual commitments of Variagenics to third parties, including licenses by Variagenics of Variagenics Gene Rights. Variagenics will be free to participate or not, in its sole discretion, in any other proposed Alliance Program. Variagenics agrees to notify Quintiles in writing from time to time of such commitments, promptly after such commitments are incurred. At the request of Quintiles, Variagenics will participate in good faith in the presentation to a Sponsor of any proposal adopted by the parties for an Alliance Program.


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            (c) Services and Rights to be Provided to Sponsors Under Alliance
Programs. In connection with Alliance Programs, the parties will provide the services and take the other actions as described in this Section, subject to the other terms and conditions of this Agreement.

                  (i) General. Depending on the particular circumstances and requirements of each Alliance Program, Quintiles and Variagenics will make Variagenics' technologies and services available to Sponsors through (a) Variagenics' Services rendered by Variagenics to a Sponsor, pursuant to an Alliance Agreement between Quintiles and the Sponsor and pursuant to this Agreement or (b) licensing Variagenics Gene Rights to Sponsors, pursuant to a license agreement between Variagenics and the Sponsor.

                  (ii) Services to be Provided by Variagenics.

                        (A) Variance Discovery and Database: Variagenics will perform variance discovery in specified genes under Alliance Programs. Variagenics will select candidate genes which may affect drug action, pharmacokinetics, or pharmacodynamics and provide the Sponsor with an annotated summary of variances in the Variance Database, Variances discovered by Variagenics, or variances in the public domain. Variance discovery in genes proprietary to Sponsors will be performed by Variagenics outside the Alliance.

                        (B) Variance Detection: Variagenics will perform or engage contractors to perform Variance Detection for Alliance Programs using Variagenics Technologies. The parties will discuss during the first year of this Agreement (at any time until Variagenics has engaged a contractor to perform Variance Detection) the feasibility, terms and conditions of transferring the Variance Detection Technology to Quintiles to enable Quintiles to perform Variance Detection, in which event Quintiles could elect to be a preferred provider to Variagenics' partners for Variance Detection in clinical trials outside Alliance Programs.


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

                        (C) Pharmacogenomic Services: Variagenics will provide pharmacogenomic services, such as genetics, pharmacogenomic statistics, pharmacology, medicinal chemistry, molecular modeling and simulation, commercial modeling, pharmacogenomic sub-protocol writing, data management, biostatistics, pharmacogenomic analyses and report writing, for Alliance Programs.

                  (iii) Other Commitments of Variagenics.

                        (A) Variance Use Rights: Variagenics will provide Variance Database access to Sponsors and grant non-exclusive licenses (or options to obtain non-exclusive licenses) to use Variances in selected genes to Sponsors for use in Alliance Programs on terms coordinated by Quintiles and Variagenics as part of each corresponding Alliance Program proposal, which shall be no less favorable than the terms upon which similar non-exclusive licenses or options are made available to Variagenics' clients outside the Alliance. Once a Sponsor has use rights for any Variances, Variagenics will not grant rights to third parties which will limit or terminate the Sponsor's rights. Variagenics shall control the grant of exclusive or co-exclusive licenses to Variances and shall give notice of the availability of such rights to Sponsors, and they shall be made available on terms no less favorable than they are made available to Variagenics' clients outside the Alliance.

                        (B) Preferred Provider for Programs Outside Alliance:
Variagenics will use reasonable efforts to have the Alliance be the preferred provider for Clinical Services in the Field for any clinical trial program outside the Alliance in which Variagenics participates.

                  (iv) Services to be Provided by Quintiles.


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                        Quintiles (including its affiliates) will perform
contract clinical research services, such as clinical trial management, monitoring, data management, biostatistics, medical, regulatory, and other related services for Joint Alliance Programs.

            (d) Certain Responsibilities of Each Party.

                  (i) Each party will reserve sufficient capacity and resources for proposed Alliance Programs which are accepted by Sponsors, so that each such Alliance Program may be implemented and completed on a timely basis in accordance with the terms of the respective proposal adopted by the parties.

                  (ii) Each party will cooperate and negotiate in good faith regarding all Marketing Plans, Proposal Plans, Pricing Schedules, proposals for Alliance Programs, and other matters relating to this Agreement.

                  (iii) Each party will use reasonable efforts to implement all Marketing Plans and Alliance Programs adopted by the parties and accepted by Sponsors.

                  (iv) Except as otherwise agreed in writing by the parties, each party shall be solely responsible for all costs and expenses incurred by it in preparing proposals for Alliance Programs and in providing services under Alliance Programs.

            (e) Compensation and Payments.

                  (i) Quintiles shall bill Sponsors for all payments due under Joint Alliance Programs, and revenues remitted by Sponsors thereunder shall be paid to Quintiles. After receipt of such revenues from a Sponsor, Quintiles shall remit to Variagenics as soon as practical 95% of the revenues which are attributable to Variagenics Services rendered by

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Variagenics under Joint Alliance Programs, less any amounts applied to Advances or otherwise as provided in Section 12 below.

                  (ii) Variagenics shall bill Sponsors for all payments due under Unilateral Alliance Programs, and revenue remitted by Sponsors thereunder shall be paid to Variagenics. After receipt of such revenues from a Sponsor, Variagenics shall remit to Quintiles as soon as practical a commission equal to
[      ]% of revenues received under Unilateral Alliance Programs.

                  (iii) Each party shall keep reasonably detailed records of all revenues received under Alliance Programs, which shall be available for inspection by the other party, upon reasonable advance notice.

            (f) Alliance Brands.

                  (i) Any trademarks, service marks or other relevant brand names (collectively, "Brands") created, registered or used in relation to marketing of Alliance Programs under this Agreement will be agreed upon by both parties. Quintiles will be responsible for maintaining any registrations related to these Brands, except as such Brands relate solely to Variagenics Technologies, Variagenics Services or Variagenics Gene Rights, and the expenses associated with maintaining such registrations shall borne equally by the parties.

      4. License from Variagenics to Quintiles.

            (a) To the extent necessary to permit Quintiles to perform Clinical Services under any Joint Alliance Program, Variagenics hereby grants to Quintiles a worldwide, nonexclusive license under all Variagenics Technology (other than Variagenics Gene Rights) and a worldwide, non-exclusive sublicense under all licenses of Variagenics Technology to


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Variagenics to use Variagenics Technology (other than Variagenics Gene Rights)
solely to perform Clinical Services for Sponsors in Joint Alliance Programs. Such license and sublicense shall become effective for each Joint Alliance Program upon execution of the Alliance Agreement with respect thereto and shall terminate on the Termination Date with respect to such Joint Alliance Program. Quintiles will not have the right to sublicense Variagenics Technology. In the event that Variagenics owns or otherwise controls any technology during the term of the Agreement that is reasonably required to practice Variagenics Technology licensed to Quintiles in any Joint Alliance Program, then Variagenics will use reasonable efforts to license or sublicense, as the case may be, such technology to Quintiles, to the extent Variagenics has a legal right to do so.

            (b) After the date hereof, upon request by Quintiles, Variagenics shall, within a reasonable time thereafter, make available to Quintiles know-how with respect to use of the Variagenics Technology licensed to Quintiles under
Section 4(a), through such reasonable written and oral disclosures and such reasonable on site training as Quintiles may request. Without limiting the generality of the foregoing, Variagenics will provide Quintiles with such manuals, standard operating procedures, process descriptions and the like, as Variagenics employs in its own utilization of such Variagenics Technology. Variagenics will receive reasonable compensation for such activities on terms to be agreed upon by the parties.

      5. Intellectual Property.

            (a) Variagenics Property. The parties agree that all Variagenics Technology, as well as any additions or improvements to the Variagenics Technology developed in the Alliance, will be owned by Variagenics, and shall be available for Alliance Programs, except to the extent that Variagenics has exclusively licensed Variagenics Gene Rights to third parties.


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            (b) Quintiles Property. The parties agree that all Quintiles
Technology, as well as any additions or improvements to the Quintiles Technology developed in the Alliance, will be owned by Quintiles, and shall be available for Alliance Programs.

            (c) Joint Property. Title to all inventions and other intellectual property, including databases, technologies or processes, jointly made or created by Quintiles and Variagenics in connection with and arising out of the Alliance and the Alliance Programs ("Joint Technology") shall be deemed jointly owned by Quintiles and Variagenics. Joint Technology shall not include Quintiles Technology or Variagenics Technology or any additions or improvements thereto developed in the Alliance. The parties will seek to identify all Joint Technology and collaborate in its development. The parties will have the right to sublicense the Joint Technology by mutual agreement.

      6. Term; Termination; Consequences of Termination.

            (a) Term. The term of this Agreement shall commence on the date of this Agreement and shall expire on the fifth anniversary thereof, unless earlier terminated pursuant to the provisions of this Agreement; provided, however, that this Agreement shall remain in full force and effect with respect to any Alliance Program for which an Alliance Agreement has been executed until such Alliance Program has been completed or terminated and all provisions hereof relating to such Alliance Program have been complied with by Quintiles and Variagenics (an "Alliance Program Completion Date"). This Agreement may be renewed by mutual written agreement of the parties. As used herein, the term "Termination Date" shall mean the expiration of the term of this Agreement or the earlier termination of this Agreement in accordance with this Section 6, except that with respect to any particular Alliance Program (including Advances


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pursuant to Section 12 relating to such Alliance Program), such term shall mean the later of the aforesaid date or the Alliance Program Completion Date.

            (b) Termination by Quintiles. This Agreement may be terminated by Quintiles in the event of a material breach or default by Variagenics of the terms and conditions of this Agreement (so long as Quintiles is not in material breach or default of this Agreement); provided, however, Quintiles shall first give Variagenics notice of the proposed termination, specifying the grounds therefor, and Variagenics shall have 45 days after such notice to cure such breach or default. If not so cured, this Agreement shall terminate at the expiration of such 45 days. Quintiles also may terminate a particular Joint Alliance Program if, in Quintiles' reasonable judgment, Variagenics' services to clients within the Field outside of such Joint Alliance Program are in conflict with or detrimental to a Sponsor for that Joint Alliance Program, but only after referral of such matter to the Joint Management Committee and its failure to resolve the matter within a reasonable time.

            (c) Termination by Variagenics. This Agreement may be terminated by Variagenics in the event of a material breach or default by Quintiles of the terms and conditions of this Agreement (so long as Variagenics is not in material breach or default of this Agreement); provided, however, Variagenics shall first give to Quintiles notice of the proposed termination, specifying the grounds therefor, and Quintiles shall have 45 days after such notice to cure such breach or default. If not so cured, this Agreement shall terminate at the expiration of such thirty 45 days.

            (d) Termination by Either Party. This Agreement may be terminated by either party after December 31, 2000 and before June 30, 2001 by 30 days prior written notice, if


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Alliance Agreements providing for aggregate payments to Variagenics of at least
$[      ] have not been executed by December 31, 2000.

            (e) Consequences of Termination. Termination of this Agreement by a party shall not affect any other rights or remedies which may be available to such party against a defaulting party. Termination or expiration of this Agreement shall not relieve any party of any obligation under this Agreement which accrued or arose prior to such termination, including any obligation to complete services under Alliance Programs then in progress or to make payments required by this Agreement. Upon termination of this Agreement in accordance with its terms, all rights to Variagenics Technology shall be returned to Variagenics, and all rights to Quintiles Technology shall be returned to Quintiles, except (in each case) (i) as previously licensed to Sponsors under Alliance Programs then in progress and (ii) all licensed rights shall continue after termination (on a non-exclusive basis) for the duration of all Alliance Programs then in progress, solely for use in such Alliance Programs.

      7. Indemnification: Limitation of Liability.

            (a) Indemnification by Variagenics. Variagenics shall defend, indemnify and hold harmless Quintiles, its affiliates and its and their respective directors, officers, agents and employees from and against any and all liability, loss, damage, claims, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) to or by any third party to the extent proximately caused, directly or indirectly, by or as a result of (i) a material breach or default by Variagenics of this Agreement, (ii) any willful misconduct, negligent act or omission of Variagenics or any representative of Variagenics in connection with Variagenics' performance of its obligations under this Agreement, or (iii) the infringement or violation, or alleged


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infringement or violation, by Variagenics or the Variagenics Technology of any
patents or any copyright, trademark, trade secret or other intellectual property right.

            (b) Indemnification by Quintiles. Quintiles shall defend, indemnify and hold harmless Variagenics, its affiliates and its and their respective directors, officers, agents and employees from and against any and all liability, loss, damage, claims, causes of action, and costs and expenses (including reasonable attorneys' fees and expenses) to or by any third party to the extent proximately caused, directly or indirectly, by or as a result of (i) any material breach or default under this Agreement by Quintiles, (ii) any willful misconduct, negligent act of omission of Quintiles or any representative of Quintiles in connection with Quintiles' performance of its obligations under this Agreement, or (iii) the infringement or violation, or alleged infringement or violation, by Quintiles or the Quintiles Technology of any patents or any copyright, trademark, trade secret or other intellectual property right.

            (c) Indemnification Procedures. The party seeking indemnification hereunder (the "Indemnified Party") shall: (a) give the party obligated to indemnify (the "Indemnifying Party") prompt notice of any such claim or law suit (including a copy thereof) served upon Indemnified Party; and (b) the Indemnified Party shall fully cooperate with Indemnifying Party and its legal representatives in the investigation of any matter the subject of indemnification, and (c) the Indemnified Party shall not unreasonably withhold its approval of the settlement of any such claim, liability, or action by the Indemnifying Party covered by this indemnification provision unless such settlement would require the Indemnified Party to be subject to any injunction or to make a monetary payment or to take any action or refrain from taking any action in the future; provided, however, that the Indemnified Party's failure to comply with its obligations pursuant to this Section shall not constitute a breach of this Agreement nor relieve the Indemnifying Party of its indemnification obligations pursuant to this Section, except to the extent, if any, that the Indemnifying Party's defense of the affected claim, action or proceeding actually was materially impaired thereby. The Indemnifying Party shall make reasonable efforts to minimize any interruption in the normal conduct of the Indemnified Party's business in requesting the Indemnified Party's cooperation and shall reimburse the Indemnified Party's reasonable out-of-pocket expenses. The Indemnified Party may use the same counsel, selected by the Indemnifying Party, as joint counsel in the defense of any such claim, unless the Indemnified Party, in the exercise of commercially reasonable judgment, determines that it needs to retain separate counsel because of an actual or potential conflict of interest between the Indemnifying Party and the Indemnified Party.

            (d) Limitation of Liability. Neither party or its affiliates, nor any of its or their respective directors, officers, employees or agents shall have any liability for any special, incidental, or consequential damages, including without limitation for loss of opportunity, loss of revenue or profit, or loss of the use of any data or information supplied hereunder, in connection with or arising out of this Agreement, even if the party shall have been advised of the possibility of such damages.

      8. Dispute Resolution. (a) The parties will attempt in good faith to resolve any controversy or claim between the parties arising out of or relating to this Agreement promptly by negotiations between the parties. Any such matter which is not so resolved shall be referred promptly to the Joint Management Committee, who shall meet and endeavor in good faith to resolve the same within 15 days after their meeting for such purpose. If the Joint Management Committee is unable unanimously to resolve any matter before it, the Joint Management Committee shall promptly notify a high-ranking corporate officer designated by each party who will meet at least once and attempt to resolve the matter. If such executive officers are unable to resolve the matter within 15 days, then either party may pursue any available remedies under this Agreement or otherwise available.

            (b) Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement, or the breach, termination or validity hereof that is not resolved pursuant to Section 8(a), shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in New York, New York pursuant to the commercial arbitration rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within thirty (30) days, the office of the American Arbitration Association in New York, New York shall make the necessary appointments of such arbitrator(s). The arbitrators shall be requested to (i) establish a procedure and timetable for discovery and trial which will complete all hearings within ninety (90) days after appointment of the third arbitrator, and (ii) render their decision within fifteen (15) days after completion of all hearings. Each party shall pay the costs of its respective arbitrator, and the parties shall share equally the costs of the third arbitrator. The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator) shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the State of New York shall govern.

      9. Representations and Warranties.

            (a) Representations and Warranties of Variagenics. Variagenics hereby represents and warrants to Quintiles as follows:

                  (i) Variagenics has duly executed and delivered each of this Agreement and the Note and each of this Agreement and the Note constitute the valid and binding obligation of Variagenics, enforceable against Variagenics in accordance with its terms.

                  (ii) Variagenics owns the entire right, title and interest in and to the Variagenics Technology, or has sufficient rights therein, to use the Variagenics Technology for the purposes set forth in this Agreement. To Variagenics' knowledge, the Variagenics Technology to be used as contemplated by this Agreement does not infringe or violate any patents or any copyright, trademark, trade secret or other intellectual property right, and there are no claims of any such infringement or violation which have been asserted to Variagenics. Variagenics agrees that it will not knowingly use as contemplated by this Agreement any patent, copyright, trademark, trade secret or other intellectual property in a manner that infringes on the rights of any third party.

                  (iii) Variagenics is not a party to any strategic relationship relating to marketing of Variagenics Services or Variagenics Technology in combination with Clinical Services in the Field or to any agreement or arrangement (other than licenses of Variagenics Gene Rights) which could in any material way restrict it from fulfilling its obligations under this Agreement. Until December 31, 2000, Variagenics shall not enter into any third-party strategic alliance relating to marketing of Variagenics Services or Variagenics Technology in combination with Clinical Services in the Field. Variagenics will not enter into any agreement or arrangement (other than licenses of Variagenic Gene Rights) which could in any material way restrict Variagenics' ability to perform its obligations under this Agreement or any Alliance Program, including the grant of any right or interest in or to any Variagenics Technology, except as expressly contemplated or permitted by this Agreement.

            (b) Representations and Warranties of Quintiles. Quintiles hereby represents and warrants to Variagenics as follows:

                  (i) Quintiles has duly executed and delivered this Agreement and this Agreement constitutes the valid and binding obligation of Quintiles, enforceable against Quintiles in accordance with its terms.

                  (ii) Quintiles owns the entire right, title and interest in and to the Quintiles Technology, or has sufficient rights therein, to use the Quintiles Technology for the purposes set forth in this Agreement. To Quintiles' knowledge, the Quintiles Technology, as it currently exists, to be used as contemplated by this Agreement does not infringe or violate any patents or any copyright, trademark, trade secret or other intellectual property right, and there are no claims of any such infringement or violation which has been asserted to Quintiles.

                  (iii) Quintiles is not a party to any strategic relationship relating to marketing of Clinical Services in combination with services or technology of third parties in the Field or to any agreement or arrangement which could in any material way restrict it from fulfilling its obligations under this Agreement. Until December 31, 2000, Quintiles shall not enter into any third-party strategic alliance relating to marketing of Clinical Services in combination with services or technology of third parties in the Field. Quintiles will not enter into any agreement or arrangement which could in any material way restrict Quintiles' ability to perform its obligations under this Agreement or any Alliance Program or otherwise impact the viability of the Alliance, except as expressly contemplated or permitted by this Agreement.

      10. Confidentiality. In connection with any Alliance Program or otherwise in connection with this Agreement or the conduct of the Alliance, each party (the "Recipient") may receive, either intentionally or unintentionally, certain oral and written proprietary and confidential information of the other party (the "Disclosing Party") (or a third party providing such information to the Disclosing Party) which is not otherwise a part of the public domain ("Proprietary Information"). Proprietary Information includes, but is not limited to, intellectual property, know-how, trade secrets, computer software, pricing information, physician lists, investigation/nurse coordinator network lists, mailing lists, subject and patient lists, employee lists, fee schedules, client and customer lists, programmactical information and structure, utilization review procedures, proprietary sequence information, variance discovery and variance detection techniques, pharmacogenomics algorithms, applications and procedures, formats and structure and related information and documents concerning the planning, structure and operations of the Disclosing Party or relating to its business affairs. Each party (for itself, its affiliates and its and their respective directors, officers, employees, agents, subcontractors, affiliates and representatives) agrees that all Proprietary Information shall be disclosed to the Recipient's directors, officers, employees, agents, subcontractors, affiliates and representatives only on a need-to-know basis for the purposes of carrying out the purposes of any Alliance Program, this Agreement or the Alliance. Each party further agrees to keep all Proprietary Information in the strictest confidence, to use the Proprietary Information only in furtherance of the purposes of this Agreement, not to duplicate, transmit, reverse engineer, decompile, or disassemble any Proprietary Information, and not to, directly or indirectly, divulge, disclose, reveal, report, or transfer such Proprietary Information to any third party without, in each instance, obtaining specific, prior written authorization of the Disclosing Party. Each party further agrees that all health records of patients or subjects of the investigators participating in any Alliance Program shall be treated as confidential so as to comply with all state and federal laws and regulations and industry standards regarding the confidentiality of patent health records and research records. Subject to the right of access provided herein, any Proprietary Information developed by either party in connection with the Alliance shall be and remain the property of the party which developed such Proprietary Information, except as provided in
Section 5(c).

      Notwithstanding the foregoing, the obligations set forth above shall not prevent either party from disclosing information:

            (a) which is or becomes generally available to the public other than as a result of a disclosure by or at the direction of, the Recipient or its affiliates or their respective directors, officers, employees, agents, advisors, and other representatives;

            (b) was or becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party or its representatives, provided that such source is not bound by a confidentiality agreement with the Disclosing Party in respect thereof (unless the Recipient did not know or have reason to know of the existence of such a confidentiality agreement);

            (c) was within the Recipient's possession prior to its being furnished to the Recipient by or on behalf of the Disclosing Party, provided that the source of such information was not bound by a confidentiality agreement with the Disclosing Party in respect thereof (unless the Recipient did not know or have reason to know of the existence of such a confidentiality agreement); or

            (d) which the Recipient can demonstrate was developed independently of any disclosure by the Disclosing Party by persons having no access to any disclosure of the Disclosing Party.

      Notwithstanding any provisions herein to the contrary, in the event that any recipient of Proprietary Information becomes obligated by mandatory applicable law, regulatory rule or judicial or administrative order to disclose such Proprietary Information, or any portion thereof, the Recipient shall promptly notify the Disclosing Party thereof, so that the Disclosing Party may seek an appropriate protective order or other remedy with respect to resisting or narrowing the scope of such requirement. In the absence of such a protective order or other remedy, the Recipient may disclose such Proprietary Information without liability hereunder, provided that the Recipient furnishes only such portion of the Proprietary Information as is legally required to be disclosed.

       11. Non-Solicitation. During the period from the date hereof, through and including the first anniversary of the date of expiration or termination of this Agreement or any extensions thereof (regardless of the reason for termination), neither party shall, directly or indirectly through one or more intermediaries, employ, contract with, solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or solicit for employment or engagement, any person who at any time during the term of this Agreement is or was an employee of the other party within the previous one year, including a person employed with respect to an Alliance Program, without, in each instance, obtaining the prior written consent of the other Party. Consent may be withheld in the party's absolute discretion.

      12. Financing from Quintiles to Variagenics.

            (a) Advances by Quintiles to Variagenics. Quintiles agrees, on the terms and conditions set forth below, to make advances (the "Advances") to Variagenics from time to time during the period from the date of this Agreement until the Termination Date. Each advance shall be a loan from Quintiles to Variagenics and Variagenics' obligations to pay the principal amount of the Advances thereon shall be evidenced by the promissory note dated the date of this Agreement and executed by Variagenics and delivered to Quintiles (the "Note").

            (b) Making of Advances. At any time after a Sponsor has accepted a Joint Alliance Program proposal made by Quintiles and Variagenics, as evidenced by an Alliance Agreement between Quintiles and such Sponsor, Variagenics may deliver to Quintiles a written request (an "Advance Request") for an Advance in an amount equal to the Applicable Percentage (as defined below) of the Qualifying Program Revenues (as defined below). Each Advance Request shall be in writing and be delivered in accordance with Section 13(d). Each Advance Request shall be irrevocable and binding on Variagenics, and Variagenics shall reimburse Quintiles for any reasonable cost or expense incurred by Quintiles as a result of any revocation or attempted revocation of such Advance Request, including any cost or expense incurred by reason of Quintiles borrowing to fund the Advance. Within 30 days of the receipt by Quintiles of an Advance Request, Quintiles shall make such Advance by wire transfer of immediately available funds to an account designated by Variagenics so long as (i) no Event of Default exists, and
(ii) Variagenics has complied with all conditions precedent to such Advance described below. "Qualifying Program Revenues" shall mean (x) the amount of revenues which are attributable to Variagenics Services or Variagenics Technology rendered by Variagenics and which are payable by a Sponsor under a Joint Alliance Program during the period beginning on the date of the Alliance Agreement for such Joint Alliance Program and ending on the earlier of (i) the date which is one year following the date of the applicable Advance Request or (ii) the Termination Date of such Alliance Program, all as determined pursuant to the terms of such definitive agreement, or if the Qualifying Program Revenues are not determinable on the face of the Alliance Agreement, then as determined by mutual agreement by Quintiles and Variagenics consistent with the foregoing definition, less (y) the amount of any Qualifying Program Revenues which have previously been paid by the Sponsor. "Applicable Percentage" shall mean (x) with respect to Joint Alliance Programs with the Sponsors who have revenues in the current or preceding fiscal year of at least $100,000,000, 80%, and (y) with respect to Joint Alliance Programs with any Sponsor. other than as described in the foregoing clause (x), between 60% and 80%, with the specific percentage to be negotiated in good faith by the parties, taking into account appropriate factors, including the perceived risk of nonpayment by the Sponsor, prior payment history by the Sponsor to either of the parties, and the nature and terms of the Joint Alliance Program (including the amount of payments due under the Joint Alliance Program). Notwithstanding anything to the contrary in this Agreement, Quintiles shall have no obligation to make any Advance after this Agreement is terminated pursuant to
Section 6, except for Advances for Alliance Programs that continue after such termination pursuant to Section 6, or after the occurrence of an Event of Default. In addition, Quintiles shall have no obligation to make any Advance unless and until Variagenics has obtained the written agreement of Imperial Bank to subordinate its security interest in the Collateral to the security interest in the Collateral granted to Quintiles by this Agreement.

            (c) Application of Alliance Program Revenues to Advances. Upon receipt by Quintiles of revenues from a Sponsor pursuant to a Joint Alliance Program, Quintiles shall, after retaining for Quintiles the amounts provided in
Section 3(e), apply such revenues as follows: first, to repay any Advances made with respect to such Joint Alliance Program; second, to repay any other outstanding Advances under any other Joint Alliance Programs; and third, any remaining revenues to Variagenics in accordance with Section 3(e).

            (d) Repayment of Advances; Certain Other Obligations.

                  (i) To the extent not paid pursuant to Section 12(c), all Advances shall be due and payable by Variagenics upon the earlier of (A) the receipt by Quintiles of revenues under a Joint Alliance Program with respect to which an Advance was made, or (B) the Termination Date of the Alliance Program to which an Advance relates, except as otherwise provided in Section 12(h). Notwithstanding anything in this Agreement or the Note to the contrary, Quintiles agrees that if Variagenics has rendered Variagenics Services pursuant to a Joint Alliance Program and if a Sponsor fails to pay revenues under a Joint Alliance Program for which an Advance has been made to Variagenics, then Quintiles will refrain from pursuing collection of such Advance from Variagenics, unless in the event such Sponsor has indicated in writing to Quintiles or Variagenics that the reason for such Sponsor's failure to pay such revenues or any portion thereof is that such Sponsor is dissatisfied with the Variagenics Services under the Joint Alliance Program and continues to be dissatisfied after the meeting contemplated by Section 12(d)(ii). In such event, the parties agree that Quintiles shall have full recourse against Variagenics to obtain repayment of such Advance. Nothing contained in this subsection (d), however, shall limit Quintiles' right at any time to apply any revenues received from Sponsors under Joint Alliance Programs to Advances as described in subsection (c) above.

                  (ii) In the event that a Sponsor has indicated to Quintiles or Variagenics that it is dissatisfied with the Variagenics Services under a Joint Alliance Program, as described above, Variagenics and Quintiles will meet with the Sponsor to resolve the matter. If after such meeting the Sponsor indicates in writing to Quintiles or Variagenics that the Sponsor continues to be dissatisfied with the Variagenics Services under a Joint Alliance program, Variagenics agrees:

                        (A) to provide again such services to the satisfaction of the Sponsor, at no additional cost or expense to the Sponsor, or

                        (B) if requested by the Sponsor, to cause a third party (in lieu of Variagenics) to provide such services to the satisfaction of the Sponsor, at Variagenics' cost and expense.

            (e) Grant of Security Interest.

                  (i) As security for the prompt and complete payment and performance of all Advances and the Note, Variagenics does hereby assign, transfer and pledge to Quintiles and does hereby grant to Quintiles a continuing security interest of first priority in all right, title and interest of Variagenics in, to and under all cash and all "accounts," "contract rights," "general intangibles," "instruments," and the "proceeds" thereof or claims relating thereto (as such terms are used or defined in the Uniform Commercial
Code) in each case which from time to time relate to or arise out of any amounts payable to Variagenics or otherwise attributable to Variagenics or Variagenics Services or Variagenics Technology under Joint Alliance Programs or any amounts payable by Quintiles to Variagenics under Joint Alliance Programs (collectively, the "Collateral").

                  (ii) Variagenics represents, warrants and covenants, as follows:

                        (A) All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests granted by Variagenics to Quintiles hereby in respect of the Collateral have been accomplished, and the security interest granted to Quintiles pursuant to this Agreement in and to the Collateral constitutes a valid and enforceable perfected security interest therein superior and prior to the rights of all other persons therein and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other applicable law as enacted in any relevant jurisdiction to perfected security interests;

                        (B) on the date of this Agreement, except for a security interest granted to Imperial Bank ("Imperial Bank"), the Collateral is free of any liens, security interests or encumbrances and there exists no financing statement (or similar statement or instrument or registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, and so long as any of the Advances remain unpaid, Variagenics will not execute or authorize to be filed in any public office any security agreement or financing statement (or similar statement or instrument or registration under the law of any jurisdiction) relating to a security interest senior to the security interest granted in this Agreement with respect to the Collateral;

                        (C) the chief executive office of Variagenics is located at Cambridge, Massachusetts and Variagenics will not establish a new location for its chief executive office until Variagenics shall have given to Quintiles not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Quintiles may reasonably request; and

                        (D) neither the execution and delivery of this Agreement and the other documents executed in connection herewith, nor consummation of any of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene or conflict with any provision of law, statute or regulation to which Variagenics is subject or any judgment, license, order or permit applicable to Variagenics or any indenture, mortgage, deed of trust, agreement or other instrument to which Variagenics is a party or by which Variagenics may be bound, or to which Variagenics may be subject, or violate or contravene any provision of the bylaws of Variagenics or the instruments of incorporation forming Variagenics.

                  (iii) Variagenics will, at its own expense, make, execute, endorse, acknowledge, file or deliver to Quintiles from time to time such confirmatory assignments, conveyances, financing statements, powers of attorney, certificates, reports, and other assurances or instruments and take such further steps relating to the Collateral as Quintiles deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

                  (iv) Variagenics agrees that, if any Event of Default (as defined in the Note) shall have occurred and be continuing, then and in every such case, Quintiles, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions.

            (f) Conditions Precedent to Initial Advance. The obligation of Quintiles to make the initial Advance is subject to the condition precedent that Quintiles shall have received on or before the day of such Advance the following, in form and substance satisfactory to Quintiles:

                  (i) the Note, duly executed by Variagenics;

                  (ii) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that Quintiles may deem necessary or desirable in order to perfect the security interests created in the Collateral;

                  (iii) completed requests for information, listing the financing statements referred to in paragraph (ii) above and all other effective financing statements filed in the jurisdictions referred to in paragraph (ii) above that name Variagenics as debtor, together with copies of such other financing statements (none of which shall cover the Collateral);

                  (iv) evidence of the completion of all recordings and filings of or with respect to the Collateral that Quintiles may deem necessary or desirable in order to perfect the security interests created in the Collateral;

                  (v) evidence that all other actions necessary or, in the opinion of Quintiles, desirable to perfect and protect the security interests created in the Collateral have been taken;

                  (vi) certified copies of the resolutions of the Board of Directors of Variagenics approving each of this Agreement and the Note (collectively, the "Loan Documents"), and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document; and

                  (vii) a favorable opinion of counsel for Variagenics, substantially in the form of Exhibit B.

            (g) Conditions Precedent to All Advances. The obligation of Quintiles to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that, on the date of such Advance, the following statements shall be true and Quintiles shall have received a certificate signed by a duly authorized officer of Variagenics dated the date of such Advance, stating that (and each of the giving of the applicable notice requesting such Advance and the acceptance by Variagenics of the proceeds of such Advance shall constitute a representation and warranty by Variagenics that on the date of such Advance such statements are true):

                        (A) the representations, warranties and covenants contained in Section 1 2(e)(ii) of this Agreement are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date, and

                        (B) no event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, which constitutes an Event of Default (as defined in the Note) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            (h) Certain Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                        (A) Variagenics shall fail to pay this Note or any portion thereof when due;

                        (B) Quintiles shall terminate this Agreement pursuant to
Section 8;

                        (C) Variagenics shall fail to pay when due, whether by scheduled maturity, acceleration or otherwise, any material indebtedness under Senior Debt or any other default or event of default shall occur under the terms of any agreement or instrument pursuant to which Variagenics has incurred any Senior Debt, as a result of which default such Senior Debt shall be declared to be due and payable prior to the stated maturity thereof;

                        (D) Variagenics shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the U.S. Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of all or a substantial part of its properties, (iii) fail generally to pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due, or (iv) make a general assignment for the benefit of creditors; or Variagenics shall take any action to authorize or approve any of the actions described above;

                        (E) Any involuntary petition or case shall be filed or commenced against Variagenics seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the U.S. Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which petition or case is not dismissed, bonded or discharged within 60 days of the date of filing; or an order for relief (including, without limitation, the appointment of a custodian, trustee, receiver or similar official) shall be entered in any such proceeding, which order is not immediately stayed or made subject to other similar relief; or

                        (F) the dissolution, liquidation or termination of Variagenics. Upon and at any time after the occurrence and during the continuance of any Event of Default, Quintiles may (i) declare in writing all or any part of the Note or the Advances to be immediately due and payable, whereupon such amounts shall become immediately due and payable; provided, however that, upon the occurrence of an Event of Default pursuant to Sections I 2(h)(D) and (E) above, all of such amounts shall automatically become immediately due and payable, and (ii) exercise all rights and remedies available to it under, and subject to, this Agreement, the Note and applicable law.

                  (i) Subordination. The payment of Advances shall be subordinate to the payment of all Senior Debt as provided in this Section 12(i). Upon the default of Senior Debt, pursuant to which such Senior Debt shall be declared to be due and payable prior to the stated maturity thereof, Quintiles shall refrain from pursuing collection of Advances from Variagenics as described in Section 12(d) for a period beginning on the date Quintiles receives written notice from the holder of such Senior Debt and ending on the earlier of (A) the date on which Variagenics has paid all amounts then due and payable under such Senior Debt and (B) 120 days after the date of such notice. Nothing contained in this Section 12(i), however, shall limit Quintiles' right at any time to apply any revenues received from Sponsors under Joint Alliance Programs to Advances as described in Section 12(c) above or to exercise its rights and remedies with respect to the Collateral.

                  (j) Costs. Expenses and Taxes. Variagenics agrees to pay on demand all costs and expenses, if any (including reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Note and the provisions of this Section 12, including, without limitation, reasonable attorneys fees and expenses in connection with the enforcement of rights under this Section. In addition, Variagenics shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and agrees to save Quintiles harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  (k) Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement or the Note to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the loans made pursuant to this Agreement, acceleration of the maturity of the unpaid balance of the loans or otherwise, shall any interest or loan charges agreed to be paid to Quintiles for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Variagenics in respect of the indebtedness evidenced by the Loan Documents shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Quintiles that exceeds such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note or refunded to Variagenics so that at no time shall any interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

      13. Miscellaneous.

            (a) Assignment: Parties in Interest. This Agreement or any of the rights or obligations hereunder may not be assigned, transferred or subcontracted (except as provided in Section 3(c)(ii)(B)) by any party hereto without the prior written consent of the other party; provided, however, that Quintiles may assign this Agreement to any affiliate of Quintiles. In the event Variagenics proposes to engage in a sale of all or substantially all of its assets in the line of business to which this Agreement pertains or to engage in any merger or consolidation, as a result of which (in either case) stockholders of Variagenics immediately prior to such transaction do not own a majority of the voting shares of the resulting or surviving corporation immediately after such transaction (a `Transaction"), Variagenics shall give Quintiles written notice (a `Transaction Notice") of such Transaction at least forty-five (45) days prior to the date anticipated for consummation thereof. Quintiles shall have a period of thirty (30) days after receipt of the Transaction Notice in which to give Variagenics written notice (a "Negative Response") that Quintiles intends to terminate this Agreement upon consummation of such Transaction, in which event Variagenics shall notify Quintiles of such consummation and Quintiles shall have a period of ten (10) days after such consummation to terminate this Agreement. If Quintiles does not give a Negative Response within such thirty (30) days, Quintiles will be deemed to have given prior written consent to the Transaction and the assignment of this Agreement in connection therewith. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto, except as set forth in Section 7 hereof.

            (b) Amendment and Waiver. This Agreement or any provision hereof may not be amended, changed, modified or waived, except by written instrument signed by the parties hereto. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

            (c) Remedies. The rights and remedies set forth in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or otherwise. The exercise by a party of any right or remedy will not preclude such party from exercising any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof. A party may pursue its rights and remedies in such order as it determines.

            (d) Notices. All notices required or permitted to be given under this Agreement shall be in writing, and shall be delivered personally or sent by
(a) registered or certified mail, return receipt requested, (b) a nationally recognized courier service guaranteeing next-day delivery and providing evidence of receipt, charges pre-paid or (c) facsimile transmission with confirmation of receipt (with the original promptly sent by any of the foregoing manners), and shall be deemed to be duly given upon mailing, delivery to such courier, or upon transmission by facsimile, as the case may be. Any such notice shall be addressed to the receiving party at such party's address set forth beside its signature to this Agreement below, or at such other address as may from time to time be furnished by a party to the other party by notice as described above.

            (e) Governing Law: Jurisdiction. The construction, validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflicts of laws principles thereof.

            (f) Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

            (g) Entire Agreement: Integration. This Agreement constitutes the full understanding of the parties and a complete statement of the terms. of their agreement with respect to the subject matter contained herein and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. Notwithstanding the foregoing, all prior agreements between the parties regarding confidentiality shall remain in full force and effect.

            (h) Headings: Exhibits. The article, section and paragraph headings contained in this Agreement have been inserted for reference convenience only and shall not be used in any way to construe or interpret this Agreement. All Exhibits to this Agreement are specifically incorporated herein by reference.

            (i) Counterparts. This Agreement and any amendment or supplement hereto may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

            (j) Publicity. The parties will agree upon a press release which shall be issued promptly after the execution of this Agreement. Except as otherwise required by applicable law, no party shall issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the prior written approval by the other party of the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld. Once a particular item of information has been disclosed as provided in this subsection
(j), either party may make subsequent disclosure of such information without further approval of the other party, except that any further press release shall be mutually approved by the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first above written.

Address: P.O. Box 13979                   QUINTILES TRANSNATIONAL CORP.
         -----------------
Research Triangle Park, NC
--------------------------
27709
--------------------------

Attention: Mr. Reynders                   By: /s/ Ludo Reynders
          ----------------                   --------------------------------

                                          Name: Ludo Reynders

                                          Title: CEO Quintiles CRO Division


Address: Variagenics, Inc.                VARIAGENICS, INC.
         -----------------
60 Hampshire Street
--------------------------
Cambridge, MA 02139
--------------------------

Attention: Fred D. Ledley                 By: /s/ Fred D. Ledley, M.D.
          ----------------                   --------------------------------

                                          Name: Fred D. Ledley, M.D.

                                          Title: President

Exhibit A: Price Schedule for Alliance Programs

1. Variance Discovery and Database

(a) Provided to Sponsor:

i. Summary Report on variances within selected genes involved in the pharmacokinetics and pharmacodynamics of a specified pharmaceutical product under development, based on screening of a standard sample population. For each variance, Variagenics will determine the location of the variance, the base change, the predicted effect on the amino acid sequence and an estimate of population and sub-population frequencies.

ii. Database which integrates data on variances discovered in specified genes and publicly available information on variances in these genes, their chemical, biological and clinical significance (if known) and selected literature references.

iii. Right of first negotiation, for a period of ninety (90) days from delivery of the Summary Report and Database(1), to obtain a license, on commercially reasonable terms to be negotiated in good faith, to use variances discovered by Variagenics and included in report.

(b) Minimum prices:

Variance Discovery and Database capabilities will be priced based on the size of the pathway to be analyzed for genetic variances.

                      -------------------------------
                      Pathway Size(2)    Minimum Bid
                       (# genes(3))      Price ($000)
                      -------------------------------
                           [  ](4)         [  ]
                      -------------------------------
                           [  ]            [  ]
                      -------------------------------
                           [  ]            [  ](5)
                      -------------------------------

Samples will be screened from [ ] unrelated individuals(6) drawn from an ethnically diverse standard panel established at Variagenics, which will give a [ ]% sensitivity to detect alleles occurring at a frequency of [ ]% in the population represented by the panel.(7)

(c) Additional items priced on request:

i. Candidate gene selection studies, such as differential gene expression or gene linkage.

ii. Construction of custom panels, including tissue-specific samples(8) and population panels for characterization of allele frequencies in specific ethnic or disease groups.

iii.  Gene cloning and sequencing or analysis of genomic sequences.

iv. Rights to use variance information in product research, development or marketing.

----------
(1) The Summary Report and Database will be delivered within 3-6 months of project initiation, to be agreed in advance.

(2) Prices for pathways of intermediate size will be calculated by
interpolation. For example, the price for a [              ].

(3) Prices reflect an [                         ].

(4) Unless otherwise agreed by Variagenics, a limit of one pilot program
representing [     ] genes may be performed for a customer to demonstrate
Variance Discovery and Database capabilities.

(5) Minimum bids for pathways of greater than [ ] genes will be calculated by
extrapolation. For example, the price of a [   ]. Additional reductions in
[                                        ] may be negotiated with the prior
approval of Variagenics.

(6) Panels of either [ ] or [ ] individuals may be screened upon request, giving a [ ]% sensitivity to detect alleles occurring at a frequency of
[            ]% respectively, which will add [          ]%, respectively to
the minimum bid price for the pathway. For example, [                   ].

(7) Minimum bids for pathways with different numbers of individuals screened for
different genes can be calculated [        ]. For example, [         ].

(8) Although not observed to date, some genes may not be expressed at levels sufficient to be amplified from standard lymphocyte cDNA panels, requiring the construction of tissue-specific panels.


Exhibit A: Price Schedule for Alliance Programs

2. Pharmacogenomic Services

(a) Provided to Sponsor:
Combinations of services will be provided to fit the project specifications agreed upon with Sponsors, including, but not limited to:

i.    Clinical Pharmacogenomic Services:

      (A) Quantitative, molecular, population, evolutionary, epidemiological genetics.
      (B)   Medical and clinical genetics.
      (C)   Pharmacogenetic statistics, including power estimation, association and cladistic analyses and proprietary statistical algorithms.
      (D)   Development of pharmacogenomic hypotheses and research plan to test hypotheses.
      (E)   Protocol and report writing, data management and biostatistics.
      (F)   Health outcomes, competitive dynamics and commercial modeling.
      (G)   Investigator meeting support and investigator site training.

ii.   Non-clinical Pharmacogenomic Services:

      (A) Candidate gene selection studies, such as differential gene expression or other biochemical analyses.
      (B) Experimental studies to confirm structural or functional effects of genetic variance.
      (C)   Pharmacology and medicinal chemistry.
      (D)   Molecular modeling and simulation.
      (E) Development of functional and binding affinity assays for screening drug compounds.

(b) Minimum prices:

Pharmacogenomic Services will be priced on a Full Time Equivalent basis as follows:

          -----------------------------------------------------
                                         Minimum Bid Price
          Pharmacogenomic Services   ($000 per FTE per Year(9))
          -----------------------------------------------------
          Clinical                              [   ]
          -----------------------------------------------------
          Non-clinical                          [   ]
          -----------------------------------------------------

In addition, project-related travel and expenses will be reimbursed by the Sponsor at cost.

(c) Additional items priced on request:

i. Rights to use variance information in product research, development or marketing.
ii. Milestones and royalties for successful completion of projects incorporating variance use rights.

----------
(9) For calculation of project prices on an hourly basis, these minimum bid prices per FTE per year can be converted to hourly rates based on 2080 hours per FTE per year, such that minimum bid prices for Clinical and Non-clinical PTEs
will be [           ] per hour, respectively.

Exhibit A: Price Schedule for Alliance Programs

3. Variance Detection

(a) Provided to Sponsor:

Clinical trial laboratory testing for known genetic variances as part of a Sponsor clinical trial:

i. Genomic samples will be prepared from whole blood or established cell lines and tested for variances in selected genes as specified in the Sponsor's clinical trial protocol.
ii.   Any necessary custom genetic assays will be developed or accessed.
iii. When necessary, tests will be performed in a manner that is suitable for submission to international regulatory bodies.
iv. Results may be reported on a concurrent basis and a clean laboratory data file will be provided for integration into the primary clinical data package for analysis.

(b) Minimum prices (10):

---------------------------------------------------------------------------------------
Clinical Trial Laboratory
Testing Services             Minimum Bid Price    Comments
---------------------------------------------------------------------------------------
Assay Development             $[    ] per gene     [     ]
and Validation
---------------------------------------------------------------------------------------

Genetic Tests and             $[  ] per test       [     ]
Results Reporting
---------------------------------------------------------------------------------------
Sample Collection,            $[  ] per patient    Patient kits, sample handling and
Preparation and Handling                           tracking, DNA extraction.
---------------------------------------------------------------------------------------

Study management services related to variance detection will be priced as described under pharmacogenomic services. In addition, project-related travel and expenses will be reimbursed by the Sponsor at cost.

(c) Additional items priced on request:

i.    Discovery of novel genetic variances.
ii.   Development of assays and testing for cDNA haplotypes of selected genes.
iii. Sequencing of genes for all genetic variations, including new, unknown variances.
iv. Assays for number of gene copies, including gene deletions, and gene expression.
v. Special sample preparation and handling requirements, such as RNA stabilization or lymphocyte immortalization.
vi. Specialized collection, preparation and handling of patient tissue samples other than whole blood or established cell lines.
vii.  Extended sample storage or DNA banking.
viii. Statistical analyses of associations between genotypes and phenotypes.

----------
(10) These prices apply only to Variance Detection performed by Variagenics. As agreed above, Variagenics may engage contractors, including Quintiles Laboratories, Inc., to perform variance detection. In this event, prices paid to
such contractors, as negotiated by Variagenics, [   ], unless otherwise agreed.

Exhibit A: Price Schedule for Alliance Programs

4. Variance Use Rights

(a) Provided to Sponsor(11):
i. Non-exclusive licenses to use Variances in specified genes for studies related to a specified pharmaceutical product in an Alliance Program for a period of one year, with an option to renew the licenses annually. Continued renewal of a license to use Variances in a gene will prevent the grant of rights to a third party that will limit or terminate rights under the license.

ii. Option to purchase, on commercially reasonable terms to be negotiated in good faith, exclusive or co-exclusive rights within the specified pharmaceutical product's therapeutic class, as available, to use Variances in a gene.

(b) Minimum prices:
Non-exclusive rights to use Variances will be provided for [        ].

                 ----------------------------------------------
                 Non-Exclusive               Minimum Bid Price
                 Use Rights                 ($000 per Year)(12)
                 ----------------------------------------------
                 Program Fee per Drug               [  ]
                 ----------------------------------------------
                 Use Fee per Gene                   [  ]
                 ----------------------------------------------

In addition, Variagenics will negotiate in good faith with the Sponsor reasonable lump sum payments to be paid contingent upon successfully achieving milestones related to the use of Variances at different stages of the pharmaceutical product development and approval process.

Upon submission of information related to Variances used to a regulatory body in an application (including supplementary materials) for approval of a pharmaceutical product, or a labeling claim related to the use of that pharmaceutical product, the Sponsor and Variagenics agree to negotiate in good faith for Variagenics to provide to the Sponsor, on commercially reasonable terms and as available, non-exclusive rights to market the pharmaceutical product based on information related to the Variances used.

(c) Additional items priced on request:

i. Advance purchase of non-exclusive rights to market a pharmaceutical product based on information related to Variances used, with or without royalties payable on product sales.
ii.   Exclusive, co-exclusive or permanent use rights.
iii.  Rights to use variances outside Alliance Programs.
iv. Rights to market diagnostic or disease management products or services based on Variances.
v.    Rights to use technologies other than genetic variances.

----------
(11) A standard license agreement with detailed terms will be prepared, maintained and approved by Variagenics.

(12) Licenses may be discontinued with ninety (90) days advance notice. Upon discontinuation, fees will be pro-rated to the time of termination and any prepaid amounts will be refunded to the Sponsor.

Exhibit A: Price Schedule for Alliance Programs

5. Price Quotations

Unless otherwise requested by a Sponsor, prices will be quoted on a fully bundled basis and will not be specifically itemized. Prices for Variance Use Rights may be quoted separately. At the request of a Sponsor, prices may be itemized by major category (Variance Discovery and Database, Pharmacogenomics Services, Variance Detection) without prior approval by Variagenics. Any further itemization of prices within major categories requires prior approval by Variagenics. All prices will be payable to Variagenics in United States Dollars (US$) and Quintiles will be responsible for conversion to US$ of any payments made in other currencies.

6. Discounts from Bid Prices

As necessary to respond to market conditions, including competitive bids, and only if the Sponsor specifically requests a price reduction, discounts up to [ ]% off these minimum bid prices may be offered and accepted by Quintiles without prior approval by Variagenics. Discounts up to an additional [ ]% of these bid prices may be offered and accepted by Quintiles, at Quintiles' expense, without prior approval by Variagenics. In such cases, the price payable to Variagenics (and the price used to calculate Qualifying Program Revenues) will represent [ ]% of the minimum bid price, and Quintiles will be responsible for paying to Variagenics the amount of any additional discounts provided to the Sponsor. Approval by Variagenics will be required prior to offer or acceptance by Quintiles of any discounts greater than [ ]% off the minimum bid prices.

7. Payment Timing for Unilateral Alliance Programs

For Unilateral Alliance Programs, which do not qualify for an advance of revenues by Quintiles to Variagenics, the following minimum payment timing terms will apply:

--------------------------------------------------------------------------------
                                Minimum Upfront Payment   Minimum Final Payment
Product Component                     Bid (Accept)             Bid (Accept)
--------------------------------------------------------------------------------
Variance Discovery                    [ ]% ([ ]%)               [ ]% ([ ]%)
and Database
--------------------------------------------------------------------------------
Pharmacogenomic Services              [ ]% ([ ]%)               [ ]% ([ ]%)
--------------------------------------------------------------------------------
Variance Detection                    [ ]% ([ ]%)               [ ]% ([ ]%)
--------------------------------------------------------------------------------
Variance Use Rights(13)               [ ]% ([ ]%)               [ ]% ([ ]%)
--------------------------------------------------------------------------------

Payments are expressed as a percent of the total contract value. The remaining amounts will be paid in equal amounts to be evenly spread between initiation and completion of services performed by Variagenics.

----------
(13) Payment terms for annual fees only, excluding any downstream payments such as milestones or royalties.